REGISTRATION NO. ____-______

       SECURITIES AND EXCHANGE COMMISSION
             Washington, D.C. 20549


                   Form SB - 2
             REGISTRATION STATEMENT
                      Under
           THE SECURITIES ACT OF 1933

                XUNANTUNICH INC.
    (Exact name of registrant as specified in
                  its charter)


Nevada                                0273                       76-0602960
(State or other jurisdiction of   (Primary Standard Industrial  (IRS Employer
incorporation or organization)    Classification Code Number)  identification
                                                                       No.)

 21112 123rd Avenue, Maple Ridge, BC, CANADAV2X
                       4B4

                 (604 ) 467-9116
   (Address, including zip code, and telephone
          number, including area code,
  of registrant=s principal executive offices)

Agent for Service:                       With a Copy to:
David Young                              Arthur J. Frost
XUNANTUNICH INC. Inc.                    Arthur J. Frost Ltd.
21112 123rd Avenue                       7549 West Heatherbrae Drive
Maple Ridge, BC V2X 4B4 Canada           Phoenix, AZ 85033
(604) 467-9116                           (623) 849-2050
(Name, address, including zip code, and telephone number, including area code, of agent for service)

          Approximate date of commencement of
          proposed sale to the public:
          As soon as practicable after the
          effective date of this Registration
          Statement.

          If any of the securities being
registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule
462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective
amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

     If this Form is a post-effective
amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

     If delivery of the prospectus is
expected to be made pursuant to Rule 434, check the following box. [ ]



     CALCULATION OF REGISTRATION FEE

Title of                  Proposed     Proposed
each         Amount       maximum      Maximum       Amount of
Class of     to be        offering     Aggregate     Registratio
Securities   registered   price        Offering      n
to                        per unit     price         Fee
be
registered


Common       1,510,000    $ .20 per    $302,000.00   $ 84.56
stock        shares       share

1    No exchange or over-the-counter market
exists for XUNANTUNICH INC. common stock.
The average price paid for XUNANTUNICH INC.
common stock was $.0004 per share.  .

The registrant hereby amends this
registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.


WE WILL AMEND AND COMPLETE THE INFORMATION IN
THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY
US FEDERAL SECURITIES LAW TO OFFER THESE
SECURITIES USING THIS PROSPECTUS, WE MAY NOT
SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM
UNTIL THE DOCUMENTATION FILED WITH THE SEC
RELATING TO THESE SECURITIES HAS BEEN
DECLARED EFFECTIVE BY THE SEC. THIS
PROSPECTUS IS NOT AN OFFER TO SELL THESE
SECURITIES OR OUR SOLICITATION OF YOUR OFFER
TO BUY THESE SECURITIES IN ANY JURISDICTION
WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.





SUBJECT TO COMPLETION B

                   Prospectus
                February 22, 2000


                XUNANTUNICH INC.
               21112 123rd Avenue
         Maple ridge, BC V2X 4B4 Canada

        1,510,000 Shares of Common Stock
to be sold by the registrant as issuer and current shareholders

This is the initial public offering of common stock of XUNANTUNICH INC. Inc. and no public market currently exists for shares of XUNANTUNICH
INC. Inc common stock. Only a portion of the proceeds from the sale of stock in this offering will be available to XUNANTUNICH INC. Inc. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future and permits XUNANTUNICH INC. Inc. to offer for sale up to two million shares of its common stock on a "self-underwritten" best efforts basis. The most recent sale of XUNANTUNICH INC.
Inc. common stock in October, 1999 at a price of $0.001 per share.

This is a self-underwritten offering, and XUNANTUNICH INC..
stock is not listed on any national securities exchange or the NASDQ Stock Market.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
SEE ARISK FACTORS@ BEGINNING ON PAGE 1.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.
PART I


     SUMMARY INFORMATION AND RISK FACTORS.


Description of Business

XUNANTUNICH INC. was incorporated under the laws of the State of Nevada on April 2, 1999, and is in the early developmental and promotional stages. To date, XUNANTUNICH INC. only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan.
XUNANTUNICH INC. has not commenced commercial operations. XUNANTUNICH INC. has no full time employees and owns no real estate.

On April 5, 1999 XUNANTUNICH INC.  acquired from
David R. Mortenson & Associates of Alvin, Texas, the rights to distribute and produce, in the states of Arizona and Nevada, an oxygen enriched water product for fish farming, aquaculture, mariculture, the husbandry of poultry, and for remediating animal waste from dairies, feedlots of all kinds, and for other similar uses.
Mortenson acquired these rights from the inventors of the product, N. W. Technologies, Inc. under a distribution agreement.
Subsequently, the underlying contract granting
David R. Mortenson & Associates rights to the technology came into dispute.

While not in any way desiring to withdraw or void the above-mentioned assignment, David R.
Mortenson & Associates has agreed to grant additional rights to XUNANTUNICH INC.. These rights will enable XUNANTUNICH INC. to develop and implement a business plan.

David R. Mortenson and Associates is the holder of certain rights, obtained from
Vitamineralherb.com Corp. (Vita), to an Internet system for the marketing of vitamins, minerals nutritional supplements and other health and fitness products. DRM has granted XUNANTUNICH
INC. the exclusive rights to market all Vita products to various health and fitness practitioners for the Province of Alberta, Canada.

Background

In recent years, the concept of a "virtual store"
has been realized with giants such as Amazon.com
and others.  These virtual stores allow the
freedom to shop at home, remain anonymous, enjoy
complete privacy, and have goods delivered to
your home or business with a minimum of effort
and a maximum of convenience.   Many individuals
and other concerns have the desire to establish a virtual store but lack the knowledge, training and significant funding needed.
Vitamineralherb.com Corp., through its licensing and sub-licensing agreements has established a virtual store that is designed to be operated by those individuals and other concerns, mentioned above. In addition to marketing to its home territory of California, will offer territories for their concept to others in a turnkey package.

The business is designed to market high quality low cost vitamins, herbs, and health supplements to health and fitness professionals for sale to their clients. XUNANTUNICH INC. has identified an average of 6,000 target health an fitness practitioners for each of the territories that will be sold. It is the Vita's belief that the number of target customers is probably four times the number currently identified.

Each territory license holder will sell, or hire
salesmen to sell, the concept to the health and
fitness owners.  When these fitness professionals
sign up, they are assigned a number by XUNANTUNICH
INC. Web site that identifies them by territory,
sales person, and their business names, address,
etc.  All products are then ordered directly from
XUNANTUNICH INC. Web and paid for with a credit
card, E-check, or debit card.  All financial
transactions are handled under contract by ATS, an
Internet clearing bank and all products are
shipped directly to the practitioner by the
various suppliers. The practitioner may have his
name, address and telephone number added to the
label for a slight additional cost or private,
custom labeling, exclusive to the practitioner, is
available at a small additional charge..   Vita's
software tracks all sales and at month end E-mails a detailed report including sales commissions, and by E-transfer forwards the amounts due the license holder. Vita retains 10% of all sales for overhead, and charges the owner a $500 fee annually for web-site maintenance.

While a specific territory is granted, this is not a franchise and the owner may sell other goods or services.

Vita will constantly seek new products and services and offer these to the territorial licensees and their clients.

Vita believes that this offers an opportunity to participate in the greatest marketing revolution in recent history so individuals and companies that heretofore could not participate. By eliminating the need for the owner of the business to develop products and inventory them, and by eliminating the need to develop a website, credit card processors and fulfillment and delivery systems, the license holder can focus on marketing.

Markets

Many family physicians are realizing the value of "wellness" in their practice. They are recognizing the value of preventative measures and certain other treatments and techniques long advocated by practitioners of "alternative" medicine. In addition, naturopaths, chiropractors, massage therapists, acupuncturists, health /aerobic centers are potential customers as well as private individuals who may want a full or part time means of generating income.

Risk Factors

Risk factors affecting operating results

The future success of XUNANTUNICH INC. depends on a number of factors, many of which are beyond its control. These factors include the costs associated with new customer acquisition and retention, capital expenditures and other costs relating to expansion of operations, the timing of new product and service announcements. Changes in the pricing policies of XUNANTUNICH INC. and those of its competitors; market acceptance of new and enhanced versions of marketing policies; market acceptance of new and enhanced versions of XUNANTUNICH INC. products and services; changes in operating expenses; changes in strategy;
personnel changes; the introduction of alternative technologies; the effect of potential acquisitions; increased competition in current and prospective markets and other general economic factors.

Operating results of XUNANTUNICH INC., cash flows and liquidity may fluctuate significantly in the future. Revenues depend on its ability to attract and retain customers. XUNANTUNICH INC. expense levels will be based, in part, on its expectations as to future revenues. Furthermore, XUNANTUNICH
INC. operations could often require expense expenditures in advance. The result could be trailing revenues. To the extent that revenues are below expectations, XUNANTUNICH INC. may be unable or unwilling to reduce expenses proportionately, and operating results, cash flow and liquidity are likely to be adversely affected.
To remain competitive from a pricing standpoint, XUNANTUNICH INC. may not be able to increase prices to match increasing expenses and therefore, could experience deteriorating markup margins or experience losses.

Technology trends

The health supplement and herbal market is
continually changing and new products must be
offered regularly to keep customer interest.
Various suppliers and the media are constantly
searching for a now product that will give them at
least a temporary market advantage.  The
vitamin/herbal supplement market relies on certain
standard supplement products, but can be fickle as
to type of capsule, dosage, and overall usage of
even these standard products.   Credibility as to
pricing is also a factor. In some cases too low a price is almost as negative as too high a price. A balance must be struck in order to maintain volume and markup margin.

Opposition by mainstream medicine and negative media reports

Additionally, there is the constant pressure of mainstream medicine, represented by agencies such as the American Medical Association, American
Cancer Association, and various interests in the insurance industry. These organizations have excellent access to the media and could result in negative publicity about the effectiveness of health supplements. These organizations could see dollars spent on alternative health products and services as contrary to their interests. On the other hand, the media is constantly seeking attention-getting stories to draw readership/viewers. The medical organizations constantly lobby Government at all levels for greater control and stricter regulations of the manufacture and distribution of health supplements. Should they be successful in the imposition of new, stricter rules, particularly in methods of distribution (i.e. all vitamins and other supplements must be purchased through licensed pharmacies) the results could be catastrophic for XUNANTUNICH INC..
XUNANTUNICH INC. may not have the ability to react to technology changes in a timely manner

The market for Internet access and E-commerce is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new service introductions. The future success of XUNANTUNICH INC. will depend, in part, on its ability to use leading technologies effectively; to continue to develop its technical expertise and that of its out-source contractor;
to enhance its existing services and develop new services to meet changing customer needs on a timely and cost-effective basis.

There can be no assurance that XUNANTUNICH INC.
will be successful in using new technologies effectively, developing new services or enhancing existing services on a timely basis or that such new technologies or enhancements will achieve market acceptance.

Although XUNANTUNICH INC. intends to support emerging standards in the market for Internet services, there can be no assurance that industry standards will be established. If such standards become established, there is no assurance that XUNANTUNICH INC. will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market. In addition, there can be no assurance that services or technologies developed by others will not render
XUNANTUNICH INC. services or technologies noncompetitive or obsolete.

Dependence on Telecommunications Carriers & Other
Suppliers

XUNANTUNICH INC. will rely on local telephone companies and other companies to provide data communications capacity through their facilities.
XUNANTUNICH INC. may experience technical disruptions or capacity constraints in these services and may not have the means to remedy these problems on a timely basis or at all. These occurrences could result in an interruption of the business of XUNANTUNICH INC. and adversely effect its profit, if any.

In addition, the inability or unwillingness of any third-party to provide POP (Point of Presence) access to XUNANTUNICH INC. members or XUNANTUNICH
INC. inability to secure alternative POP arrangements upon partial or complete termination of a third-party network provider agreement or other loss of access to such POPs could significantly limit XUNANTUNICH INC. ability to provide Internet access to its members and could limit XUNANTUNICH INC. ability to expand to new markets, which could, in turn, have a material adverse effect on XUNANTUNICH INC. business, financial condition and results of operations.

There can be no assurance that, if access to one or more Virtual POPs is lost, any alternative arrangements will be available, or, if available, that such arrangements will be on terms acceptable to XUNANTUNICH INC..

While third-party providers are contractually obligated to provide commercially reliable service to XUNANTUNICH INC. members with a significant assurance of accessibility to the Internet, there can be no assurance that such services or Internet access will meet the requirements of XUNANTUNICH INC., which could materially adversely affect volume of business, results from operations and financial condition.


XUNANTUNICH INC. operations and services will be dependent on the extent to which its equipment or that of its third-party providers (over which it has no direct control) is protected against damage from fire, earthquakes, power loss, system failures or similar events. In addition, failure of telecommunications providers to provide the required data transmission capacity for any reason could cause interruptions in the services provided by XUNANTUNICH INC..

Growth strategy and potential acquisitions

There can be no assurance that XUNANTUNICH INC.
will be successful in implementing its growth strategy, and any failure could have a materially adverse effect on XUNANTUNICH INC. business, financial condition and results of operations.

One component of its growth strategy; the possible strategic acquisition of similar businesses, involves certain risks, including, among others, the difficulty in assimilating operations and personnel; the potential disruption of ongoing business at the time of acquisition; the possible inability of management to maximize the financial and strategic position of XUNANTUNICH INC. after acquisition; the risks entering markets in which XUNANTUNICH INC. has little or no direct prior experience and potential impairment of relationships with employees and customers as a result of changes in management.

In addition, any such transaction could
materially adversely affect XUNANTUNICH INC.
operating results due to dilution due to issuance of equity securities, the incurring of additional debt and the amortization of expenses related to goodwill and other intangible assets, if any.

Competition

The market for Internet access to individuals is extremely competitive and highly fragmented.
There are no substantial barriers to entry, and XUNANTUNICH INC. expects that competition will continue to intensify. XUNANTUNICH INC. believes that the primary competitive factors determining the success in this market are a reputation for reliability and service, effective customer support, pricing, creative marketing, easy-to-use software and geographic coverage.

Other important factors include the timing of introductions of new products, industry and general economic trends. There can be no assurance that XUNANTUNICH INC. will be able to compete successfully against current or future competitors or that competitive pressures faced by XUNANTUNICH INC. will not materially adversely affect its business, financial condition and results of operations. Competitors could include many larger companies that may have substantially greater market presence and financial, technical, marketing and other resources than XUNANTUNICH
INC..


Dependence on and ability to attract key personnel

XUNANTUNICH INC. success depends, in part, upon the efforts of its founders and current officers and directors. Senior management and technical, marketing and sales personnel could be needed in the reasonable near future. The success of XUNANTUNICH INC. also depends on its ability to attract and retain this highly qualified management, technical, marketing and sales personnel. The inability to attract qualified personnel could materially adversely affect
XUNANTUNICH INC. business, financial condition and results of operations.

Security Risks

XUNANTUNICH INC. network infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by customers, connected
Internet sites, the interconnecting networks and the various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to XUNANTUNICH INC. members and customers.

Although XUNANTUNICH INC. will implement and maintain security measures to prevent any of the problems mentioned above, such measures have been circumvented in the past. There can be no assurance that measures implemented by XUNANTUNICH
INC. will not be circumvented in the future.

Management currently on an as-needed basis

The rapid execution necessary for XUNANTUNICH INC.
to fully exploit the market for its services requires an effective planning and management process. XUNANTUNICH INC. growth may place a significant strain on XUNANTUNICH INC. managerial, operational and financial resources.

The present officers and directors of XUNANTUNICH
INC. are currently acting on an "as needed" basis.
One or more may become involved full-time as the business plan of XUNANTUNICH INC. is implemented.
XUNANTUNICH INC. has no employment contracts with any officer or director. All have other business interests and occupations and there can be no assurance that one or all would be available on a full-time basis. Non-availability of these key people could have a delaying effect on the implementation of the XUNANTUNICH INC. business plan, a drain on financial resources and an adverse effect on price of the common stock.

In order to effectively manage its operations, XUNANTUNICH INC. will be required to continue to implement and improve its operational, financial, and management information systems and to identify, attract, train, integrate and retain qualified personnel. These demands will probably require the addition of new management personnel and the development of additional expertise by existing management.




New and Uncertain Market New and Uncertain Market

The market for Internet accessible vitamin, health, and nutritional products and related services and products is in an early stage growth. The success of XUNANTUNICH INC. will depend upon the continuing development and expansion of the Internet and the market for Internet goods and services. If demand for Internet goods and services fails to continue to grow, or grows more slowly than anticipated or becomes saturated with competitors, the volume of business, operating results and financial condition of XUNANTUNICH INC. may be materially adversely affected.

Conversely, to the extent that the Internet continues to experience significant growth in number of users and level of use, there can be no assurance that the Internet infrastructure will be able to support the demands placed on it by such growth.

Potential Liability

XUNANTUNICH INC. has limited or no control over its customers' use of health and vitamin supplements after the sale. In addition, XUNANTUNICH INC. has little control over the online practices and the information passed through or stored on its systems by its customers or members. The law relating to the liability of Internet access providers and online services companies for incorrect use of the Internet and information carried on or disseminated through their networks is unsettled. Although
XUNANTUNICH INC. does not plan to actively monitor the content of its customers' Internet transmissions, there can be no assurance that XUNANTUNICH INC. would not be considered to have knowledge of such content. Nor can there be any assurance if XUNANTUNICH INC. were to be prosecuted that any defenses to liability would be applicable.

Government Regulations

Internet-related regulatory policies are continuing to develop, and it is possible that XUNANTUNICH INC. could be exposed to regulation in the future. Due to the increasing popularity and use of the Internet, it is possible that additional federal, state or other laws and regulations may be adopted. These could cover issues such as content, privacy, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues.

Need for Additional Capital

XUNANTUNICH INC. has insufficient capital to fully implement its business plan; to respond to unanticipated technological developments or competitive pressures or to take advantage of unanticipated opportunities, such as special marketing programs, the development of new services or larger than anticipated acquisitions of complimentary businesses. The success of the establishing the business, creation of sales and follow-up service depends upon an injection of new capital through this offering of the securities of XUNANTUNICH INC..
No other source of capital has been approached and if this offering is not at least partially successful, there can be no assurance that other sources are available or, if available, capital can be obtained on terms and conditions that are acceptable to XUNANTUNICH INC.. Further, any such financing may be upon terms that result in dilution of the shares currently held by XUNANTUNICH INC. shareholders.

Risks Related to the Securities Market

XUNANTUNICH INC. common stock has no prior market, and prices may decline after the effectiveness of this prospectus and subsequent resale of shares by selling shareholders.

There is no public market for the common stock of XUNANTUNICH INC. and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of the common stock may decline below the price at which it was sold by XUNANTUNICH INC. and selling stockholder(s). If a market should develop, the price may be highly volatile. In addition, an active public market for the common stock of XUNANTUNICH INC. may not develop or be sustained. If XUNANTUNICH INC. and selling stockholders sell substantial amounts of common stock through this offering or in a public market
(should one develop), the market price of its common stock could fall. Factors such as those discussed in this ARisk Factors@ section may have a significant impact on the market price of the securities of XUNANTUNICH INC..

Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in the common stock of XUNANTUNICH
INC., the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in XUNANTUNICH INC.
stock.

The securities of XUNANTUNICH INC., when available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors.
For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouses income, exceeds
$300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchasers written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of XUNANTUNICH
INC. securities to buy or sell in any market that may develop.


Investors may face significant restrictions on the resale of XUNANTUNICH INC. stock due to state and federal laws and regulations

Because the securities of XUNANTUNICH INC. have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy its securities. Accordingly, investors should consider the secondary market for XUNANTUNICH
INC. securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

In addition, the Securities and Exchange
Commission has adopted a number of rules to regulate Apenny stocks.@ Such rules include
Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5,
15g-6 and 15g-7 under the Securities and Exchange
Act of 1934. Because its securities may constitute Apenny stock@ within the meaning of the rules, the rules would apply to XUNANTUNICH
INC. and its securities. The rules may further affect the ability of owners of XUNANTUNICH INC.
shares to sell their securities in any market that may develop for them.

Shareholders should be aware that, according to the Securities and Exchange Commission Release
No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
(iii) Aboiler room@ practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Management of XUNANTUNICH INC. believes it has described above all material risks known to it at this time.


       USE OF PROCEEDS

Legal Fees                             $30,000.00
Accounting                             10,000.00
Electronic filing and printing         5,000.00
Start up costs (office equipment, telephone
System, computers and software          60,000.00
Working Capital                        95,000.00*

Total                                  200,000.00

*  Assumes offering is fully subscribed to.
Working capital figure will adjusted downward in the event all or any part of the offering is sold through a Broker/Dealer or total offering is not subscribed to.

     DETERMINATION OF OFFERING PRICE

The offering price of this issue was set in a purely arbitrary manner. XUNANTUNICH INC.
determined the amount of money needed to fully implement its plan of business; added a contingency amount; allowed for printing, legal and accounting costs and possible commissions if a Broker/Dealer should become involved with the sale to the public of this issue. Management also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was the perceived market capitalization (the theoretical total worth of the shares of XUNANTUNICH INC. if they were all sold at a specific price at the same time).

A portion of this offering is solely for the purpose of allowing some shareholders of XUNANTUNICH INC. to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. In every case, selling shareholders are likely to show a large gain should they sell their shares at a price at or near the offering price. Should they decide to sell their shares unintentionally at the same time, the result could well be an over - supply of stock on the market resulting in a decrease in the share price.


     DILUTION

XUNANTUNICH INC., prior to this offering has 5,000,000 shares of stock issued and outstanding.
510,000 shares of this amount are being qualified for sale as part of this registration statement.
If the total offering is subscribed to the total net assets of XUNANTUNICH INC. would be a maximum of $202,000 (without commission or expenses being deducted). This amount divided by 6,000,000 shares establishes the maximum book value of $
0.0337 per share, a figure considerably lower than the price paid by subscribers to this offering. Prospective investors should pay careful consideration the above facts.

 A portion of this offering is for sales of stock by existing XUNANTUNICH INC. shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered.

Prospective investors should be aware, however,
that the price of the shares of XUNANTUNICH INC.
might not bear any direct relationship to net
tangible book value per share.  The price received
by selling stockholders and paid by purchasing
investors will be determined by supply and demand.
If the demand for the common stock of exceeds the
available supply, the price will tend to go up.
Conversely, if the supply exceeds the demand, the
price will tend to go down.   In both of the above
cases the change in price may have no relation to the book value of XUNANTUNICH INC. or its profitability or lack thereof.


     SELLING SECURITY HOLDERS

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholder=s account; and the amount to be owned by such shareholder following completion of the offering:


                                          No.   Perce
               Positi  Number    Number   of    nt
Name           on      of        of       Share After
               with    Shares    Shares   s     Sale
               Compan  Owned     Offered  After
               y                          Sale



Rod Albers     None                       -0-     -0-
                       1,000     1,000

Allison Flechl None              251,000  -0-     -0-
                       251,000

Kodi Flechl    None                       -0-     -0-
                       1,000     1,000

Michael Flynn  None                       -0-     -0-
                       1,000     1,000

James Fortin   None                       -0-     -0-
                       1,000     1,000

Peter James    None                       -0-     -0-
                       1,000     1,000

Sharon         None                       -0-     -0-
Marcotte               1,000     1,000

Al Sanderson   None                               -0-
                       1,000     1,000

Jeremy         None                       -0--    -0-
Yasenuik               1,000     1,000

Adrienne       None                       -0-     -0-
Yasenuik               1,000     1,000

David Young    None              250,000  -0-     -0-
                       250,000




PLAN OF DISTRIBUTION

This is a self - underwritten offering. This prospectus is part of a registration statement that permits the Officers and Directors of XUNANTUNICH INC. to sell directly to the public, with no commission or other remuneration payable.
At the discretion of the Board of Directors of XUNANTUNICH INC. an underwriting contract may be entered into with one or more Broker/Dealers on a "best efforts" or firm basis. In this case, commissions and expenses within the guidelines of the NASD would be negotiated.

This prospectus is also part of a registration statement that enables selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date.
XUNANTUNICH INC. has not committed to keep the registration statement effective for any set period of time.

While the registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if the stock of XUNANTUNICH INC. is authorized for inclusion on the OTC bulletin board or any other exchange or quotation service.. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

No public market currently exists for shares of XUNANTUNICH INC. common stock. XUNANTUNICH INC.
intends to apply to have its shares traded on the NASD OTC Bulletin Board.


     LEGAL PROCEEDINGS.

To the best of the knowledge of XUNANTUNICH INC., no legal proceedings have been or are currently being undertaken for or against XUNANTUNICH INC.
nor is any contemplated


     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
     CONTROL PERSONS.

The directors and executive officers currently serving XUNANTUNICH INC. are as follows:

Name               Age       Positions Held and Tenure

Mark Cramer         59        President and Director since
                              November, 1999
Florence Cramer       59      Secretary/Treasurer and
                              Director since November/99
Michael Cramer        34      Vice President and
                              Director Since December, 1999

Grant Cramer        28        Director since December/99

The directors named above will serve until the first annual meeting of XUNANTUNICH INC.'s stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.
There is no arrangement or understanding between the directors and officers of XUNANTUNICH INC. and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Biographical information

Mark Cramer.  Mr. Cramer, XUNANTUNICH INC.'s
President, has served as an officer and director since November, 1999. Since 1988, Mr. Cramer has been actively involved as a Financial Consultant in the Province of British Columbia, Canada. He holds a Masters degree from Simon Fraser
University, holds life and mutual funds licenses, has obtained registration to sell securities, has a Chartered Financial Planning degree. He is
President, Chairman and major shareholder in Comprehensive Financial Services, Inc., a full-service financial planning and consulting company.
He is also President and Chairman of River Ranch
Resort Corp., a full service facility catering to hunters, fishermen, snowmobilers and nature lovers.

In 1987, Mr. Cramer retired after a twenty-five year career as teacher, principal and Administrative Assistant to the Superintendent of Schools, District #57, British Columbia.

Florence Cramer.  Mrs. Cramer, XUNANTUNICH INC.'s
Secretary/Treasurer has served as an officer and director since November, 1999. She has a multi-year background as a Life Underwriter and Financial Planner. She formed Comprehensive
Financial Services in 1987 and currently serves as a director and Secretary/Treasurer of that Company. Mrs. Cramer holds a diploma in Office
Administration .

Michael Cramer.  Mr. Cramer, XUNANTUNICH INC.'s
Vice President has served as an officer and director since December, 1999. Since 1985 he has been involved in the financial services field holding Life Insurance and Mutual Fund licenses as well as being registered to sell securities. He also has earned a Professional Financial Planning designation and serves as director and Vice
President of Comprehensive Financial Services Inc.

Grant Cramer. Mr. Cramer has served as a director of XUNANTUNICH INC. since December, 1999. He is currently a director of Comprehensive Financial
Services Inc. and IDF Financial Services Inc. He has a substantial background in hiring and training Financial Planners and holds a Professional Financial Planning designation and is registered to sell securities.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
     OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Registration Statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of XUNANTUNICH INC.. Also included are the shares held by all executive officers and directors as a group.


Name and Address           Number of     Percent of
                           Shares Owned  Class OwneD
                           Beneficially
Mark Cramer*
6822 Valleyview Drive
Prince George, BC
V2K 4C6 Canada             1,915,000         38.50

Michael Cramer*
2408 Panorama Place
Prince George,
BC V2K 4T9 Canada          1,350,000        27.00

Florence Cramer*
6822 Valleyview Drive
Prince George, BC
V2K 4C6 Canada            1,000,000         20.00

Grant Cramer*
#202 - 8636 Laurel Street
Vancouver, BC
V6P 3V6   Canada           225,000        04.50

All directors and
 executive
Officers as a group
(4 persons)              4,490,000          89.80%

     *  All of the officers and directors of
XUNANTUNICH INC. are related.  Florence Cramer,
XUNANTUNICH INC.'s Secretary/Treasurer and director is the wife of Mark Cramer, XUNANTUNICH
INC.'s President and director.  Both Michael
Cramer, Vice President and director and Grant
Cramer, director are the adult sons of Mark and Florence Cramer. All of the officers and directors of XUNANTUNICH INC. have independent means and incomes and state categorically that they are not holding any shares beneficially for any other person.

 The persons listed are the sole officers and directors of XUNANTUNICH INC..


The directors and officers of XUNANTUNICH INC.
will devote their time to XUNANTUNICH INC.'s affairs on an "as needed" basis. As a result, the actual amount of time, which they will devote to XUNANTUNICH INC.'s affairs, is unknown and is likely to vary substantially from month to month.


Conflicts of Interest

The officers and directors of XUNANTUNICH INC.
will not devote more than a portion of their time to the affairs of XUNANTUNICH INC.. There will be occasions when the time requirements of XUNANTUNICH INC.'s business conflict with the demands of their other business and investment activities. Such conflicts may require that XUNANTUNICH INC. attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to XUNANTUNICH INC..

There is no procedure in place, which would allow any of the Cramers to resolve potential conflicts in an arms-length fashion. Accordingly, he will be required to use his discretion to resolve them in a manner, which they consider appropriate.


     DESCRIPTION OF SECURITIES

Common Stock

The Articles of Incorporation of XUNANTUNICH INC.
authorize the issuance of 100,000,000 shares of Common Stock. Each record holder of Common Stock is entitled to 1 vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the affairs of the XUNANTUNICH INC., holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation.
Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights.
All of the issued and outstanding shares of Common
Stock are, and all unissued shares when offered and sold, will be duly authorized, validly issued, fully paid, and non assessable. To the extent that additional shares of XUNANTUNICH INC.'s
Common Stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

The Articles of Incorporation of XUNANTUNICH INC.
authorize the issuance of 10,000,000 shares of preferred stock. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as Common Stock. No preferred stock has been issues by XUNANTUNICH INC..

Transfer Agent

XUNANTUNICH INC. is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should XUNANTUNICH INC.
securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Indemnification of Officers and Directors

As permitted by Nevada law, XUNANTUNICH INC.'s
Articles of Incorporation provide that XUNANTUNICH
INC. will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, XUNANTUNICH INC.'s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-
106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.


     DISCLOSURE OF COMMISSION POSITION ON
     INDEMNIFICATION FOR SECURITIES ACT
     LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling
XUNANTUNICH INC. pursuant to provisions of the State of Nevada, XUNANTUNICH INC. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


     ORGANIZATION WITHIN THE LAST FIVE YEARS

XUNANTUNICH INC. was incorporated in the State of Nevada on April 2, 1999 and is in the early stages of development. From inception the only activities of XUNANTUNICH INC. have been the development of its business plan and the preparation for this Registration Statement. It has no revenues nor does it have any expectation of revenues until the completion of this offering and the commencement of business.


     DESCRIPTION OF BUSINESS

XUNANTUNICH INC. was incorporated under the laws of the State of Nevada on April 2, 1999, and is in the early developmental and promotional stages.
To date, XUNANTUNICH INC. only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. XUNANTUNICH INC.
has not commenced commercial operations.
XUNANTUNICH INC. has no full time employees and owns no real estate.

On April 5, 1999 XUNANTUNICH INC. acquired from
David R. Mortenson & Associates of Alvin, Texas, the rights to distribute and produce, in the states of Arizona and Nevada, an oxygen enriched water product for fish farming, aquaculture, mariculture, the husbandry of poultry, and for remediating animal waste from dairies, feedlots of all kinds, and for other similar uses. Mortenson acquired these rights from the inventors of the product, N. W. Technologies, Inc. under a distribution agreement. Subsequently, the underlying contract granting David R. Mortenson &
Associates rights to the technology came into dispute.

While not in any way desiring to withdraw or void the above-mentioned assignment, David R. Mortenson
& Associates has agreed to grant additional rights to XUNANTUNICH INC.. These rights will enable
XUNANTUNICH INC. to develop and implement a business plan.

DRM is the holder of certain rights, obtained from Vitamineralherb.com Corp. (Vita), to an internet system for the marketing of vitamins, minerals nutritional supplements and other health and fitness products. DRM has granted XUNANTUNICH
INC. the exclusive rights to market all Vita products to various health and fitness practitioners for the Province of Alberta, Canada.

Background

In recent years, the concept of a "virtual store"
has been realized with giants such as Amazon.com
and others.  These virtual stores allow the
freedom to shop at home, remain anonymous, enjoy
complete privacy, and have goods delivered to your
home or business with a minimum of effort and a
maximum of convenience.   Many individuals and
other concerns have the desire to establish a virtual store but lack the knowledge, training and significant funding needed. Vitamineralherb.com
Corp., through its licensing and sub-licensing agreements has established a virtual store that is designed to be operated by those individuals and other concerns, mentioned above. In addition to marketing to its home territory of California, will offer territories for their concept to others in a turnkey package.

The business is designed to market high quality low cost vitamins, herbs, and health supplements to health and fitness professionals for sale to their clients. XUNANTUNICH INC. has identified an average of 6,000 target health an fitness practitioners for each of the territories that will be sold. It is the Vita's belief that the number of target customers is probably four times the number currently identified.

Each territory license holder will sell, or hire
salesmen to sell, the concept to the health and
fitness owners.  When these fitness professionals
sign up, they are assigned a number by XUNANTUNICH
INC. Web site that identifies them by territory,
sales person, and their business names, address,
etc.  All products are then ordered directly from
XUNANTUNICH INC. Web and paid for with a credit
card, E-check, or debit card.  All financial
transactions are handled under contract by ATS, an
Internet clearing bank and all products are
shipped directly to the practitioner by the
various suppliers. The practitioner may have his
name, address and telephone number added to the
label for a slight additional cost or private,
custom labeling, exclusive to the practitioner, is
available at a small additional charge..   Vita's
software tracks all sales and at month end E-mails a detailed report including sales commissions, and by E-transfer forwards the amounts due the license holder. Vita retains 10% of all sales for overhead, and charges the owner a $500 fee annually for web-site maintenance.

While a specific territory is granted, this is not a franchise and the owner may sell other goods or services.

Vita will constantly seek new products and services and offer these to the territorial licensees and their clients.

Vita believes that this offers an opportunity to participate in the greatest marketing revolution in recent history so individuals and companies that heretofore could not participate. By eliminating the need for the owner of the business to develop products and inventory them, and by eliminating the need to develop a website, credit card processors and fulfillment and delivery systems, the license holder can focus on marketing.

Markets

Many family physicians are realizing the value of "wellness" in their practice. They are recognizing the value of preventative measures and certain other treatments and techniques long advocated by practitioners of "alternative" medicine. In addition, naturopaths, chiropractors, massage therapists, acupuncturists, health /aerobic centers are potential customers as well as private individuals who may want a full or part time means of generating income.

The province of Alberta, Canada, has a population of well over two million and is considered to be one of the most prosperous jurisdictions in the country. As well as having a thriving agricultural economy (grain, oil seeds and cattle), Alberta is the center of the petroleum industry in Canada.

There are nearly six thousand potential outlets for the products and services offered by XUNANTUNICH INC.. The removal of most, if not all import duties, under the NAFTA accord enables
XUNANTUNICH INC. to import its goods without undue trouble or delay. Some of sources relied upon for product will undoubtedly be located in Canada and will be easily be available to XUNANTUNICH INC. as well as being exported to the United States.


     MANAGEMENT=S DISCUSSION AND ANALYSIS OR PLAN
     OF OPERATION.

Upon the completion of all or part of the sale of shares contained in this offering, XUNANTUNICH
INC. intends to proceed as quickly as possible to hire one or more sales representatives to present its service to potential customers. Geography is an obstacle that must be dealt with. The Province of Alberta is very large, making adequate coverage by one salesperson virtually impossible. A minimum of two representatives will be necessary.
Subsequent to opening accounts, these
representatives will be necessary to service existing customers. Research has indicated that this servicing or detailing of accounts already established results in dramatic increase in reorders of product.

All of the planned activity of XUNANTUNICH INC.
has been reduced to initial sales and follow-up service. Opening orders and reorders are made through the facilities of the Internet.
XUNANTUNICH INC. is not obliged to purchase and maintain a large inventory, an order desk or shipping department. This method of doing business, which only a short time ago would be unthinkable is now a preferred way of shopping
(whether wholesale or retail) for a large segment of the population of North America.


The Growth of Internet Shopping & Business-to-
Business Transactions

Analysts predict that we have seen only the tip of the iceberg in the growth of online commerce (E-
Commerce) transactions conducted electronically over the Internet. The Internet doubles every 100 days with new subscribers (PEW Research Centre and CNN).

     _ John Chambers, President of Cisco Systems,
        Inc., claimed at the Comdex Trade Show
        that electronic commerce could reach $1.5 trillion by the year 2000. However, in a recent keynote address at Spring Internet
        World, April 15,1999, Mr. Chambers re-
        evaluated his projection stating that some
        5% of all commerce is expected to be
        conducted online by 2003, and the figure could balloon to 25% by 2010. He added that traditional retailers will continue to struggle to meet the challenge offered by online and offline competitors, adding that those who learn how to use the Internet to their best advantage will be the ones to survive.

           "25% of all commerce will be conducted
on the Internet by 2010"

     _ Henry Blodgett of CIBC Oppenheimer in a recent interview said he thinks that the opportunity in online retailing is as big as the Wal-Mart Stores super-store opportunity was 30 years ago. He said that retailing in general in the United States is a $1 trillion business, of which he thinks online retailing could ultimately capture 10% or $100 billion.

     _ Forrester Research predicts that online business-to-business transactions will be from US$1.5 trillion to $3.2 trillion by 2003. Similar to Chambers' re-evaluation,
       Forrester's earlier prediction was US $300
       Billion by 2002.

     _ Price Waterhouse, in a 1998 report, states that the value of consumer purchases via the Internet is expected to increase nearly 1,800 percent between 1997 and 2002; from $5 Billion to $97 Billion, respectively.

       Terry Retter, Director of Strategic
       Technology at Price Waterhouse, noted that between 1996 and 1997, business-to-business trade via the Internet doubled every six months and is accelerating to double every 3 to 4 months in 1998. It is estimated that by year 2002, the value of goods and services traded via the Internet will increase to $434 Billion.

       The consulting firm's leading technology industry experts said explosive growth in electronic commerce over the next three years will have a significant impact on large and small business, workers and consumers.

Current Internet User Graph
Presently, Nua, one of Europe's leading online consultants and developers, estimates the number of Internet users world wide to be 100.5 million.(
January 1998) By the end of the year 2000, analysts predict that number will jump to 200 million. There will be continued growth rate of 30% for 1998, according to Computer Intelligence report.
It estimated that North America Internet users represent 80-85% of world wide users. A little over one year ago almost 99% of the 13 million servers hooked to the Internet were distributed throughout North America, Western Europe and
Japan. Only 1% of Internet hosts were distributed in the rest of the world.


     DESCRIPTION OF PROPERTY.

 In July, 1999, XUNANTUNICH INC. acquired from
David R. Mortenson and Associates of Alvin, Texas, the rights to distribute and produce, in the states of Arizona and Nevada, an oxygen enriched water product for fish farming, aquaculture, mariculture, the husbandry of poultry, and for remediating animal waste from dairies, feedlots of all kinds, and for other similar uses. Mortenson acquired these rights from the inventors of the product, N. W. Technologies, Inc. under a distribution agreement. This technology promises to shorten time to market for farm raised sea food and poultry and to cut costs in the processing of animal waste, and at the same time making this waste less harmful to the environment. While proprietary and not patented, this process is virtually impossible to reverse engineer.

In December, 1999, N.W. Technologies unilaterally cancelled its contract and distribution agreement with David R. Mortenson and Associates. Mortenson and several concerns that have an interest in the technology through distribution agreements with
Mortenson, have laid suit in Harris County Court, Houston, Texas against N.W. Technologies Inc., its officers and directors and several other individuals and concerns involved with the cancellation and withdrawal.
In order to protect the shareholders of
XUNANTUNICH INC. and avoid possible litigation from XUNANTUNICH INC., Mortenson has granted at no charge to XUNANTUNICH INC., a distribution territory for a Internet-based vitamin and health supplement company, Vitamineralherb.com Corp. of
San Diego, California. The territory involved is the Province of Alberta, Canada.

XUNANTUNICH INC. is not withdrawing from its agreement with David R. Mortenson and Associates nor has it any intention of doing so at this time.
If the legal barriers preventing the implementing of the water treatment business plan are removed, XUNANTUNICH INC. will re-evaluate its position.
The Board of Directors of XUNANTUNICH INC.
believes that the process developed by N.W.
Technologies, Inc. has real merit and good profit possibilities and should XUNANTUNICH INC. decide not to proceed with the development and application of the process, believes the rights purchased, have substantial value that may be realized.

In the meantime, XUNANTUNICH INC. will proceed to develop its distribution territory and Internet marketing arrangement with Vitamineralherb.com
Corp.


     CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS.

Prior to the date of this Registration Statement, XUNANTUNICH INC. issued to its officers and directors a total of 1,000,000 shares of Common
Stock in consideration of acquiring the rights to manufacture and market an oxygen-enhanced product for use in aquaculture, fish and poultry farming and the bioremediation of waste ponds and lagoons.
XUNANTUNICH INC. filed the necessary papers required for the issuance of these shares as required by Regulation D of Rule 504 of the Act.

XUNANTUNICH INC. maintains a mailing address at the office of one of its stockholders but otherwise does not maintain an office. As a result it pays no rent and incurs no expenses for maintenance of an office and does not anticipate paying rent or incurring office expenses in the near future. It is likely that XUNANTUNICH INC.
will establish and maintain an office after its business is operating and the volume of business and the addition of personnel dictate the acquisition of adequate premises.

Although management has no current plans to cause
XUNANTUNICH INC. to do so, it is possible that it may enter into an agreement requiring the sale of all or a portion of the Common Stock held by current stockholders to other individuals or business entities. It is more likely than not that any sale of securities by XUNANTUNICH INC.'s current stockholders would be at a price substantially higher than that originally paid by such stockholders or deemed to have been paid through XUNANTUNICH INC.'s acquisition of one of its assets. Any payment to current stockholders in the context of an acquisition involving
XUNANTUNICH INC. would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

     MARKET FOR COMMON EQUITY AND RELATED
     STOCKHOLDER MATTERS.

XUNANTUNICH INC. is a development stage company that is still in the beginning stages of implementing its business plan. No market currently exists for the common stock. Upon completion of all or part of the offering of common shares contained in this registration statement, it is the intention of XUNANTUNICH INC.
to apply for a trading symbol and a listing to have its shares quoted on the NASD OTC Bulletin
Board. There can be no assurance that any part of this offering will be subscribed to and if all or part of the offering is subscribed to, that the request of XUNANTUNICH INC. to have the price of its stock quoted on the OTC Bulletin Board will be granted. Prospective investors should take all of the above facts into consideration before making s decision to purchase any amount of XUNANTUNICH
INC. stock.


     EXECUTIVE COMPENSATION.

No officer or director of XUNANTUNICH INC. has received any remuneration. Although there is no current plan in existence, it is possible that XUNANTUNICH INC. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the business plan. See "Certain Relationships and Related Transactions". XUNANTUNICH INC. has no stock option, retirement, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.


     FINANCIAL STATEMENTS.







                       XUNANTUNICH, INC.

                (A Development Stage Enterprise)






                          AUDIT REPORT

                       December 31, 1999


















                    Janet Loss, C.P.A., P.C.
            Certified Public Accountant
              1777 S. Harrison Street, Suite 2100
                     Denver, Colorado 80210


                       XUNANTUNICH, INC.
                (A Development Stage Enterprise)

           INDEX TO FINANCIAL STATEMENTS



                       TABLE OF CONTENTS



ITEM                                                        PAGE

Report         of         Certified         Public
Accountant.....................                                1


Balance      Sheet,     December     31,      1999
 .........................                                      2

Statement of Operations, for the
Period April 2, 1999 (Inception)
Through                December                31,
1999.................................                          3

Statement of Stockholders= Equity
(Deficit), April 2, 1999 (Inception)
Through                December                31,
1999.................................                          4

Statement of Cash Flows for the
Period From April 2, 1999 (Inception)
Through December 31,1999

Notes                 to                 Financial
Statements............................                       6-7














            Janet Loss, C.P.A., P.C.
           Certified Public Accountant
       1777 S. Harrison Street, Suite 2100
             Denver, Colorado 80210
                 (303) 782-0878


Board of Directors
Xunantunich, Inc.
21112 123rd Avenue
Maple Ridge, British Columbia V2X4B4
Canada




I  have audited the accompanying Balance Sheet of
Xunantunich,    Inc.    (A   Development    Stage
Enterprise)  as  of December  31,  1999  and  the
Statements  of Operations, Stockholders=  Equity,
and  Cash  Flows  for the period  April  2,  1999
(Inception)  through  December  31,   1999.    My
examination was made in accordance with generally accepted auditing standards, and accordingly, included such tests of the accounting records and such other auditing procedures as we consider necessary in the circumstances.

In  my opinion, the financial statements referred
to   above  present  fairly  accurately,  in  all
material  respects,  the  financial  position  of
Xunantunich, Inc.(A Development Stage Enterprise)
as  of December 31, 1999, and the results of  its
operations and changes in its cash flows for  the
period  from  April  2, 1999 (Inception)  through
December  31, 1999, in conformity with  generally
accepted  accounting  principles  applied  on   a
consistent basis.





Janet Loss, C.P.A., P.C.



February 29, 2000
                        1





                XUNANTUNICH, INC.
        (A Development Stage Enterprise)

                  BALANCE SHEET

                December 31, 1999


      ASSETS


CURRENT ASSETS:

   License Rights                        2,000

     TOTAL ASSETS                         2,000

      LIABILITIES AND STOCKHOLDERS= EQUITY


CURRENT LIABILITIES:


     TOTAL CURRENT LIABILITIES          0

STOCKHOLDERS= EQUITY:

     Common stock, $0.001 par
     Value; 25,000,000 shares
     Authorized, and 5,000,000 shares
     Issued and outstanding            2,500

     Additional Paid-In Capital
     (Deficit)                             (534)

Total Stockholders= Equity (Deficit)                 2,000

Total Liabilities and
Stockholders= Equity                        2,000




The accompanying notes are an integral part of
the financial statements.
                        2

                 Xunantunich, Inc.
         (A Development Stage Enterprise)

              STATEMENT OF OPERATIONS
     For the Period April 2, 1999 (Inception)

             Through December 31, 1999


REVENUES:                                  0


OPERATING EXPENSES:

  Fees                                     165
  Taxes and Licenses                       320
  Office Expenses                          49

TOTAL OPERATING EXPENSES                   534


  NET  (LOSS)                              (534)



NET (LOSS) PER SHARE                     (0.0000)


Weighted Average Number of

Common Shares Outstanding                5,000,000




















The accompanying notes are an integral part of the
financial statements.
                         3
                             XUNANTUNICH, INC.
                     (A Development Stage Enterprise)

                STATEMENT OF STOCKHOLDERS= EQUITY (DEFICIT)
                       For the Period April 2, 1999
                         Through December 31, 1999




                                                   Deficit
                                                   Accumulated
              Common Stock               Additional During the    Total
              Number of    Common Stock  Paid-In    Development   stockholders
              Shares       Amount        Capital    Stage         equity
                                                                  (deficit)

April 2,1999   500000       500           34         0             534
issuance
of Common
Stock for Cash

Issuance of    2000000      2000          0          0             2000
Common Stock
 For License
 rights

Issuance of    2500000
Common Stock
on November
24, 1999 for
 2-1 split

Deficit for     0           0              0          (534)         (534)
the Period from
April 2, 1999
(Inception)
through
December 31,
1999

Balance         5000000     2500           34         (534)         2000
December 31,
1999


The accompanying notes are an integral part of the financial statements.
                                     4


               XUNANUTUNICH, INC.
        (A Development Stage Enterprise)


             STATEMENT OF CASH FLOWS
    For the Period April 2, 1999 (Inception)

            Through December 31, 1999





CASH FLOWS FROM (TO) OPERATING
ACTIVITIES:

Net Income  (Loss)                  (534)


CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase  of License  Rights        (2,000)


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:

Issuance of Common Stocks           2,534


Increase (Decrease) in Cash         0


CASH,BEGINNING OF PERIOD            0

CASH, END OF PERIOD                 0












The  accompanying notes are an integral  part  of
the financial statements.
                        5
                XUNANTUNICH, INC.
        (A Development Stage Enterprise)

          NOTES TO FINANCIAL STATEMENTS
                December 31, 1999

NOTE I B ORGANIZATION AND HISTORY


The Company is a Nevada Corporation and the Company has been in the development stage since its formation on April 2, 1999.

The   Company=s   only   activities   have   been
organizational,   directed   at   acquiring   its
principle assets, raising its initial capital and developing its business plan.

On April 2, 1999, XUNANTUNICH INC. issued 500,000
shares  of  common  stock  to  the  officers  and
directors as founders' shares in return  for  the
time,  effort  and expenditures to  organize  and
form   the   corporation.   On  April  28,   1999
XUNANTUNICH  INC.  issued  2,000,000  shares   of
common stockin return for the water treatment rights for the states of Arizona and Nevada and the development of the business plan.

On November 24, 1999 all 2,500,000 shares of common stock of XUNANTUNICH INC. were purchased by the present shareholders. They immediately effected a two - to - one forward split for a total of 5,000,000 issued and outstanding shares

NOTE II   B  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
     POLICIES


DEVELOPMENT STAGE ACTIVITIES


The Company has been in the development stage since inception.

ACCOUNTING METHOD


The Company records income and expenses on the accrual method.

CASH AND CASH EQUIVALENTS


Cash and  cash equivalents includes cash on hand,
     cash   on   deposit,   and   highly   liquid
     investments with maturities generally of three months or less. At December 31, 1999, there were no cash equivalents.


                        6



                XUNANTUNICH, INC.
          (A Development Stage Company)

YEAR END


The Company has elected to have a fiscal year ended December 31.

USE OF ESTIMATES


The preparation   of   financial  statements   in
     accordance    with    generally     accepted
     accounting principles requires management to
     make  estimates and assumptions that  effect
     the   reported   amounts   of   assets   and
     liabilities   at  the  date   of   financial
     statements, as well as revenues and expenses
     reported  for  the periods  presented.   The
     Company  regularly assesses these  estimates
     and,   while   actual  results  may   differ
     management believes that the estimates are reasonable.

NOTE III B RELATED PARTY TRANSACTIONS


The Company  has  entered into an agreement  made
     effective  April  5,  1999  with  David   R.
     Mortenson & Associates (Grantor) to  receive
     the   rights  to  distribute  the   products
     developed by NW Technologies, Inc.

The Company agrees to pay the Grantor the sum  of
     $2,000  in  the sum of 2,000,000  shares  of
     common  stock having a par value  of  $0.001
     per share.






























                        7

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
      ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no changes in and/or disagreements
 with Janet Loss, C.P.A., P.C. on accounting and financial disclosure matters.


PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person=s costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of XUNANTUNICH INC. filed as Exhibit 3.2, provide that XUNANTUNICH INC. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of XUNANTUNICH INC., absent a finding of negligence or misconduct in office. The
Bylaws also permit XUNANTUNICH INC. to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not XUNANTUNICH INC. has the power to indemnify such person against liability for any of those acts.







     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Expenses incurred or (expected) relating to this registration statement and distribution are as follows:

          Legal fees               8,500.00
          Accounting               1,500.00
(Edgar filing and Printing)        5,000.00

TOTAL                              $15,000.00


RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales XUNANTUNICH INC. securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

(4)  On April 2, 1999, XUNANTUNICH INC. issued
     500,000 shares of common stock to the officers and directors as founders' shares in return for the time, effort and expenditures to organize and form the corporation. On April 28, 1999
     XUNANTUNICH INC. issued 200,000 shares of common stock each to ten individuals for a total of 2,000,000 shares in return for the water treatment rights for the states of Arizona and Nevada and the development of the business plan.

(5) On August 17, 1999, the Board of Directors of XUNANTUNICH INC. filed an amendment to its Articles of Incorporation with the state of Nevada increasing the authorized capital to 100,000,000 shares of common stock.

(6) On November 24, 1999 all 2,500,000 shares of common stock of XUNANTUNICH INC. were purchased by the present shareholders. They immediately effected a two - to - one forward split for a total of 5,000,000 issued and outstanding shares
     See "Selling Security Holders" and "Security
     Ownership of Certain Beneficial Owners and
     Management".

           Exhibits.

              UNDERTAKINGS.

              The undersigned registrant hereby
              undertakes:

    (1)                To file, during any
    period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (20) To include any prospectus required by
                             section 10(a)(3) of the Securities Act of 1933;

         (b)                To reflect in the
         prospectus any facts or events arising
         after the effective date of the
         registration statement (or the most
         recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (c)                To include any
         material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2)                That, for the purpose of
    determining any liability under the
    Securities Act of 1933, each such post-
    effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                      To remove from
registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

               That, for purposes of determining
               any liability under the Securities
               Act of 1933, each filing of the
               registrant's annual report
               pursuant to section 13(a) or
               section 15(d) of the Securities
               Exchange Act of 1934 that is
               incorporated by reference in the
               registration statement shall be
               deemed to be a new registration
               statement relating to the
               securities offered therein, and
               the offering of such securities at
               that time shall be deemed to be
               the initial bona fide offering
               thereof.




          Signatures


In accordance with the requirements of the Securities Act of1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the Requirements for filing on Form
SB-2 and authorized this registration statement
To be signed on its behalf by the undersigned, thereunto duly authorized, in the

City of Prince George, Province of British
Columbia Canada

     On February 21, 2000

(Registrant)    XUNANTUNICH INC.

  By: ___/S/ MARK CRAMER____________
  (Title)    PRESIDENT

  In accordance with the requirements of the Securities Act of 1933, this
  Registration statement has been signed by the following persons in the
  Capacities and on the dated stated.

By: ______/S/ FLORENCE CRAMER__
Title: ____SECRETARY/TREASURER_________
Date: _____February 28th, 2000
By: ____/S/MICHEAL CRAMER____________
Title: ___VISE PRESIDENT__________
Date: ___ February 28th, 2000____




                       21.
22.
23.
24.
25.
26.
27.  EXHIBIT 3.2
28.
29.
30.
31.
32.
33.
34.
35.
                    1.   36.
37.
38.  ARTICLES OF INCORPORATION
39.
40.
41.
42.  Of
43.
44.
45.
46.
47.
48.  XUNANTUNICH INC.
49.
50.
51.
52.
53.
                       54.
55.
56.
57.  ARTICLES OF INCORPORATION
58.
59.  of
60.  XUNANTUNICH INC.
61.  The undersigned natural person of the age of
  eighteen years or more, acting as incorporator of
  a corporation under and pursuant to the laws of
  the State of Nevada, hereby adopts the following
  Articles of Incorporation for such corporation:
62.  ARTICLE I
63.  The name of the corporation is XUNANTUNICH
INC.
64.  ARTICLE II
65.  The principal office of this corporation is
to be at 50 West Liberty Street #880, Reno,
89501, State of Nevada.  The Nevada Agency and
Trust Company is hereby named as Resident Agent
of this corporation and in charge of its said
office in Nevada.
66.  ARTICLE III
67.  The nature of the business, objects and
purposes to be transacted, promoted, or carried
on by the corporation are:
68.   A       To conduct any lawful business,  to
  promote any lawful purpose, and to engage in any
  lawful  act  or activity for which corporations
  maybe organized under the General Corporation Law
  of the State of Nevada and to act in every kind
  of  fiduciary capacity. and generally to do all
  things necessary or convenient which are incident
  to or which a natural person might or could do.
69.  B       To purchase, receive, take by grant,
gift, devise, bequest, or otherwise. lease, or
otherwise acquire, own, hold, improve, employ,
use and otherwise deal in and with real or
personal property, or any interest therein,
wherever situated, and to sell, convey, lease,
exchange, transfer or otherwise dispose of, or
mortgage or pledge, all or any of its property
and assets, or any interests therein, wherever
situated.
1.    70.   C     To engage generally in the real
  estate business as principal, and in any lawful
  capacity, and generally to take, lease, purchase,
  or  otherwise acquire, and to own,  use,  hold,
  sell,  convey, exchange, lease, mortgage, work,
  clear,  improve, develop, divide, and otherwise
  handle, manage, operate, deal in and dispose of
  mining  claims, oil leases, oil and gas  wells,
  real  estate,  real property, lands,  multiple-
  dwelling structures, houses, buildings and other
  works and any interest or right therein; to take,
  lease, purchase or otherwise handle or acquire,
  and  to own, use, hold, sell, convey, exchange,
  hire,  lease,  pledge, mortgage, and  otherwise
  handle, and deal in and dispose of, as principal
  agent  or in any lawful capacity, such personal
  property,  chattels,  chattels  real,   rights,
  easements, privileges, causes in action, notes,
  bonds, mortgages, and securities as may lawfully
  be acquired, held or disposed of and to acquire,
  purchase, sell, assign, transfer, dispose of and
  generally deal in and with as principal, agent,
  broker, and in any lawful capacity, mortgages and
  other  interests in real, personal,  and  mixed
  properties;   to  carry  on   a   general   oil
  exploration, mining exploration and  management
  business  as  principal, agent, representative,
  contractor,  sub-contractor, and in  any  other
  lawful  capacity. To manufacture,  purchase  or
  acquire in any lawful manner and to hold,  own,
  mortgage,  pledge, sell, transfer,  or  in  any
  manner  dispose of, and to deal  and  trade  in
  goods, wares, merchandise, and property of  any
  and every class and description, and in any part
  of the world.
71.  D       To apply for, register, obtain,
purchase, lease, take licenses in respect of or
otherwise acquire, and to hold, own, use,
operate, develop, enjoy, turn to account, grant
licenses and immunities in respect of,
manufacture under and to introduce, sell, assign,
mortgage, pledge or otherwise dispose of and, in
any manner deal with and contract with reference
to:
72.  Inventions, devices, formulas, processes,
improvements and modifications thereof;
73.  Letters patent, patent rights, patented
processes, rights, designs, and similar rights,
trademarks, trade names, trade symbols and other
indications or origin and ownership granted by or
recognized under the laws of the United States of
America, any state or subdivision thereof, and
any commonwealth, territory, possession,
dependency, colony, possession agency or
instrumentality of the United States of America
and of any foreign country, and all rights
connected therewith or appertaining thereto.
     3.    Franchises   licenses,   grants    and
concessions.
     E   To  make, enter into, perform and  carry
out  contracts of every kind and description with
any  person,  firm, association,  corporation  or
government or agency or instrumentality thereof.
     F      To  lend money in furtherance of  its
corporate purposes and to invest and reinvest its
funds  from time to time to such extent, to  such
persons,   firms,   associations,   corporations,
governments   or   agencies  or   instrumentality
thereof,  and on such terms and on such security,
if   any,  as  the  Board  of  Directors  of  the
corporation may determine and direct any  officer
to complete.
     G      To  borrow money without limit as  to
amount  and at such rates of interest as  it  may
determine;  from time to time to issue  and  sell
its  own  securities,  including  its  shares  of
stock,   notes,  bonds,  debentures,  and   other
obligations, in such amounts, on such  terms  and
conditions,  for  such  purposes  and  for   such
prices, now or hereafter permitted by the laws of
the State of Nevada and by the Board of Directors
of  the corporation as they may determine; and to
secure any of its obligations by mortgage, pledge
or  other  encumbrance  of  any  or  all  of  its
property, franchises and income.
     H      To  be a promoter or manager of other
corporations  of  any  type  or  kind;   and   to
participate   with  others  in  any  corporation,
partnership, limited partnership, joint  venture,
or  other  association of any  kind,  or  in  any
transaction, undertaking or arrangement which the
corporation  would  have  power  to  conduct   by
itself,   whether   or  not  such   participation
involves sharing or delegation of control with or
to others.
     I      To  promote and exercise all  or  any
part of the foregoing purposes and powers in  and
all  parts  of  the  world, and  to  conduct  its
business  in  all or any branches in  any  lawful
capacity.
     The   foregoing  enumeration   of   specific
purposes and powers shall not be held to limit or
restrict in any manner the purposes and powers of
the  corporation  by references to  or  inference
from the terms or provisions of any other clause,
but shall be regarded as independent purposes.
     ARTICLE IV
     The  aggregate number of shares,  which  the
corporation  shall have authority  to  issue,  is
10,000,000 shares of common stock with $0.001 par
value each.
     No shareholder of the corporation shall have
the right of cumulative voting at any election of
directors or upon any other matter.
     No  holder  of securities of the corporation
shall   be   entitled  as  a  matter  of   right,
preemptive  or  otherwise, to  subscribe  for  or
purchase any securities of the corporation now or
hereafter  authorized to be issued, or securities
held  in the treasury of the corporation, whether
issued or sold for cash or other consideration or
as  a  share  dividend  or otherwise.   Any  such
securities may be issued or disposed  of  by  the
board  of directors to such persons and  on  such
terms   as  in  its  discretion  it  shall   deem
advisable.
     ARTICLE V
     Any  action  required to, or  that  may,  be
taken  at  any  annual  or  special  meeting   of
shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
     ARTICLE VI
     The members of the governing board shall be styled DIRECTORS and the number of such Directors shall be not less than one (l), or more than five
(5).  The first board of directors shall  be  Two
Members whose names and post office addresses are as follows:
     Mr. John T. Bauska
     2302 Hwy 2 East, Suite 4
     Kalispell, Montana 59901

     Mr. David R. Mortenson
     P.O. Box 5034
     Alvin, Texas 77512

     ARTICLE VII

     The  initial number of stockholders will  be
two (2). Additional stockholders may be obtained.
The  number  of  directors  may  be  changed   as
provided in N.R.S. 78.330.

     ARTICLE VIII

     A.   No director of the corporation shall be
liable   to  the  corporation  or  any   of   its
shareholders for monetary damages for an  act  or
omission   in  the  director's  capacity   as   a
director, except that this Article VIII shall not
authorize   the  elimination  or  limitation   of
liability of a director of the corporation to the
extent  the director is found liable for:  (i)  a
breach of such director's duty of loyalty to  the
corporation or its shareholders; (ii) an  act  or
omission  not  in good faith that  constitutes  a
breach   of   duty  of  such  director   to   the
corporation  or an act or omission that  involves
intentional misconduct or a knowing violation  of
the  law;  (iii)  a transaction from  which  such
director received an improper benefit, whether or
not  the  benefit resulted from an  action  taken
within  the  scope of the director's  office;  or
(iv)  an  act or omission for which the liability
of   a  director  is  expressly  provided  by  an
applicable statute.

     B.    The  capital stock of this corporation
after the amount of the subscription price or par
value  has been paid in, shall not be subject  to
assessment  to pay debts of this corporation  and
no  stock issued as fully paid up shall  ever  be
assessable  or  assessed  and  the  Articles   of
Incorporation  shall  not  be  amended  in   this
particular.
     ARTICLE IX
     This   corporation  is  to  have   perpetual
existence.
     David  R. Mortenson, the undersigned,  being
the  original  incorporator for  the  purpose  of
forming a corporation to do business both  within
and without the state of Nevada, and in pursuance
of  the  General Corporation Law of the State  of
Nevada,   effective  March  31,   1925   and   as
subsequently  amended  do  make  and  file   this
certificate, hereby declaring and certifying that the facts herein above stated are true.
     2nd day of April, 2000.
     Address:  P.O. Box 5034
               Alvin, TX 77512




                   EXHIBIT 3.3











                     BYLAWS




                XUNANTUNICH, INC.







                    BYLAWS OF

                XUNANTUNICH INC.



     CONTENTS OF INITIAL BYLAWS

     ARTICLE   PAGE

     1.00 CORPORATE CHARTER AND BYLAWS
     1.01 Corporate Charter Provisions  4
     1.02 Registered Agent or Office Requirement
     of Filing Changes with Secretary of State    4
     1.03 Initial Business Office  4
     1.04 Amendment of Bylaws 4

     2.00 DIRECTORS AND DIRECTORS' MEETINGS
     2.01 Action Without Meeting   5
     2.02 Telephone Meetings  5
     2.03 Place of Meetings   5
     2.04 Regular Meetings    5
     2.05 Call of Special Meeting  5
     2.06 Quorum    6
     2.07   Adjournment   Notice   of   Adjourned
Meetings  6
     2.08 Conduct of Meetings 6
     2.09 Powers of the Board of Directors   6
     2.10 Board Committees Authority to Appoint   7
     2.11 Transactions with Interested Directors  7
     2.12 Number of Directors 7
     2.13 Term of Office 7
     2.14 Removal of Directors     8
     2.15 Vacancies 8
     2.15(a)   Declaration of Vacancy   8
     2.15(b)   Filling Vacancies by Directors     8
     2.15(c)   Filling Vacancies by Shareholders  8
     2.16 Compensation   9
     2.17   Indemnification  of   Directors   and
Officers  9
     2.18   Insuring  Directors,  Officers,   and
Employees 9

    ARTICLE  PAGE

    3.00SHAREHOLDERS' MEETINGS
    3.01Action Without Meeting   9
    3.02Telephone Meetings  10
    3.03Place of Meetings   10
    3.04Notice of Meetings  10
    3.04Voting List    10
    3.05Votes per Share     11
    3.07Cumulative Voting   11
    3.08Proxies   11
    3.09Quorum    12
    3.09(a)  Quorum of Shareholders   12
    3.09(b)   Adjourn for Lack or Loss of  Quorum
12
    3.10Voting by Voice or Ballot     12
    3.11Conduct of Meetings 12
    3.12Annual Meetings     12
    3.13Failure to Hold Annual Meeting     13
    3.14Special Meetings    13

    4.00OFFICERS
    4.01Title and Appointment    13
    4.01(a)  Chairman  13
    4.01(b)  President 14
    4.01(c)  Vice President 14
    4.01(d)  Secretary 14
    4.01(e)  Treasurer 15
    4.01(f)  Assistant Secretary or
    Assistant Treasurer15
    4.02Removal and Resignation  15
    4.03Vacancies 16
    4.04Compensation   16

    5.00AUTHORITY TO EXECUTE INSTRUMENTS
    5.01No      Authority     Absent     Specific
Authorization 16
    5.02Execution of Certain Instruments   16

    6.00ISSUANCE AND TRANSFER OF SHARES
    6.01Classes and Series of Shares  17
    6.02Certificates for Fully Paid Shares 17
    6.03Consideration for Shares 17
    6.04Replacement of Certificates   17
    6.05Signing      Certificates       Facsimile
Signatures    18
    6.06Transfer Agents and Registrars     18
    6.07Conditions of Transfer   18
    6.08Reasonable   Doubts  as   to   Right   to
Transfer 18
    ARTICLE  PAGE

    7.00CORPORATE   RECORDS   AND
ADMINISTRATION
    7.01Minutes   of    Corporate
Meetings 18
    7.02Share Register 19
    7.03Corporate Seal 19
    7.04Books of Account    19
    7.05Inspection  of  Corporate
Records  20
    7.06Fiscal Year    20
    7.07Waiver of Notice    20

    8.00ADOPTION    OF    INITIAL
BYLAWS   20


     ARTICLE ONE CORPORATE CHARTER AND BYLAWS

     1.01 CORPORATE CHARTER PROVISIONS
     The Corporation's Charter authorizes ten million (10,000,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each
Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

     1.02 REGISTERED AGENT AND OFFICEBREQUIREMENT
OF FILING CHANGES WITH SECRETARY OF STATE
     The   address   of  the  Registered   Office
provided  in  the  Articles of Incorporation,  as
duly  filed with the Secretary of State  for  the
State  of  Nevada, is:  50 West  Liberty  Street,
Suite 880, Reno, Nevada 89501.
     The  name  of  the Registered Agent  of  the
Corporation at such address, as set forth in  its
Articles of Incorporation, is: Nevada Agency  and
Trust Company.
     The  Registered  Agent  or  Office  may   be
changed  by  filing  a  Statement  of  Change  of
Registered  Agent  or Office  or  Both  with  the
Secretary  of  State,  and not  otherwise.   Such
filing  shall be made promptly with each  change.
Arrangements for each change in Registered  Agent
or  Office  shall ensure that the Corporation  is
not  exposed  to  the possibility  of  a  default
judgment. Each successive Registered Agent  shall
be of reliable character and well informed of the
necessity of immediately furnishing the papers of
any   lawsuit  against  the  Corporation  to  its
attorneys.

     1.03 INITIAL BUSINESS OFFICE
     The   address   of  the  initial   principal
business  office  of  the Corporation  is  hereby
established as: 2400 Loop 35 #1502, Alvin,  Texas
77511.
     The Corporation may have additional business
offices  within the State of Nevada and where  it
may  be duly qualified to do business outside  of
Nevada,  as the Board of Directors may from  time
to   time  designate  or  the  business  of   the
Corporation may require.

     1.04 AMENDMENT OF BYLAWS
     The  Shareholders  or  Board  of  Directors,
subject   to   any   limits   imposed   by    the
Shareholders,  may amend or repeal  these  Bylaws
and  adopt  new Bylaws. All amendments  shall  be
upon advice of counsel as to legality, except  in
emergency.  Bylaw changes shall take effect  upon
adoption  unless otherwise specified.  Notice  of
Bylaws changes shall be given in or before notice
given   of   the   first  Shareholders'   meeting
following their adoption.

     ARTICLE   TWO   DIRECTORS   AND   DIRECTORS'
MEETINGS

     2.01  ACTION  BY  CONSENT OF  BOARD  WITHOUT
MEETING
     Any action required or permitted to be taken
by the Board of Directors may be taken without  a
meeting, and shall have the same force and effect
as  a unanimous vote of Directors, if all members
of  the  Board consent in writing to the  action.
Such   consent  may  be  given  individually   or
collectively.

     2.02 TELEPHONE MEETINGS
     Subject to the notice provisions required by
these Bylaws and by the Business Corporation Act,
Directors  may participate in and hold a  meeting
by   means   of   conference  call   or   similar
communication  by which all persons participating
can  hear  each other. Participation  in  such  a
meeting  shall constitute presence in  person  at
such   meeting,  except  participation  for   the
express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     2.03 PLACE OF MEETINGS
     Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

     2.04 REGULAR MEETINGS
     Regular  meetings of the Board of  Directors
shall   be   held,   without  call   or   notice,
immediately following each annual Shareholders' meeting, and at such other regularly repeating times as the Directors may determine.

     2.05 CALL OF SPECIAL MEETING
     Special  meetings of the Board of  Directors
for  any purpose may be called at any time by the
President  or,  if  the President  is  absent  or
unable  or  refuses to act, by any Vice President
or  any  two  Directors. Written notices  of  the
special  meetings, stating the time and place  of
the meeting, shall be mailed ten days before,  or
telegraphed or personally delivered so as  to  be
received by each Director not later than two days
before, the day appointed for the meeting. Notice
of   meetings  need  not  indicate   an   agenda.
Generally,  a tentative agenda will be  included,
but  the  meeting  shall not be confined  to  any
agenda included with the notice.
     Meetings provided for in these Bylaws  shall
not  be invalid for lack of notice if all persons
entitled  to  notice consent to  the  meeting  in
writing or are present at the meeting and do  not
object to the notice given. Consent may be  given
either before or after the meeting.
     Upon  providing  notice,  the  Secretary  or
other officer sending notice shall sign and  file
in  the Corporate Record Book a statement of  the
details of the notice given to each Director.  If
such  statement should later not be found in  the
Corporate  Record  Book,  due  notice  shall   be
presumed.

     2.06 QUORUM
     The   presence  throughout  any   Directors'
meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

     2.07  ADJOURNMENT  AND NOTICE  OF  ADJOURNED
MEETINGS
     A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

     2.08 CONDUCT OF MEETINGS
     At  every meeting of the Board of Directors,
the  Chairman of the Board, if there is  such  an
officer,  and if not, the President,  or  in  the
President's absence, a Vice President  designated
by  the  President,  or in the  absence  of  such
designation, a Chairman chosen by a  majority  of
the   Directors  present,  shall   preside.   The
Secretary  of  the  Corporation  shall   act   as
Secretary  of  the Board of Directors'  meetings.
When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

     2.09 POWERS OF THE BOARD OF DIRECTORS
     The  business and affairs of the Corporation
and all corporate powers shall be exercised by or
under   authority  of  the  Board  of  Directors,
subject  to  limitations  imposed  by  law,   the
Articles   of   Incorporation,   any   applicable
Shareholders' agreement, and these Bylaws.

     2.10 BOARD COMMITTEESBAUTHORITY TO APPOINT
     The  Board  of  Directors may  designate  an
executive   committee  and  one  or  more   other
committees to conduct the business and affairs of
the  Corporation  to the extent  authorized.  The
Board  shall have the power at any time to change
the  powers and membership of, fill vacancies in,
and   dissolve  any  committee.  Members  of  any
committee shall receive such compensation as  the
Board of Directors may from time to time provide.
The   designation  of  any  committee   and   the
delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
     Any  contract  or other transaction  between
the  Corporation and any of its Directors (or any
corporation or firm in which any of its Directors
are  directly or indirectly interested) shall  be
valid   for  all  purposes  notwithstanding   the
presence  of that Director at the meeting  during
which the contract or transaction was authorized,
and  notwithstanding the Directors' participation
in that meeting. This section shall apply only if
the   contract  or  transaction   is   just   and
reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present.
Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

     2.12 NUMBER OF DIRECTORS
     The  number of Directors of this Corporation
shall  be no more than five (5) or less than  one
(1). No Director need be a resident of Nevada  or
a  Shareholder.  The number of Directors  may  be
increased  or  decreased from  time  to  time  by
amendment  to these Bylaws. Any decrease  in  the
number of Directors shall not have the effect  of
shortening   the  tenure,  which  any   incumbent
Director would otherwise enjoy.

     2.13 TERM OF OFFICE
     Directors shall be entitled to hold office until their successors are elected and qualified.
Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

     2.14 REMOVAL OF DIRECTORS
     The   entire  Board  of  Directors  or   any
individual Director may be removed from office by
a  vote of Shareholders holding a majority of the
outstanding  shares  entitled  to  vote   at   an
election of Directors. However, if less than  the
entire  Board  is to be removed, no  one  of  the
Directors  may  be  removed  if  the  votes  cast
against his removal would be sufficient to  elect
him if then cumulatively voted at an election  of
the entire Board of Directors. No director may be
so  removed except at an election of the class of
Directors  of which he is a part. If any  or  all
Directors  are so removed, new Directors  may  be
elected at the same meeting. Whenever a class  or
series of shares is entitled to elect one or more
Directors under authority granted by the Articles
of   Incorporation,   the  provisions   of   this
Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

     2.15 VACANCIES
     Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders' meeting at which any Director is to be elected.

     2.15(a)   DECLARATION OF VACANCY
     A majority of the Board of Directors may declare vacant the office of a Director if the
Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty
(30) days of notice of election.

     2.15(b)   FILLING VACANCIES BY DIRECTORS
     Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining
Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders' meeting.

     2.15(c)   FILLING VACANCIES BY SHAREHOLDERS
     Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

     2.16 COMPENSATION
     Directors  shall  receive such  compensation
for  their  services  as Directors  as  shall  be
determined from time to time by resolution of the
Board. Any Director may serve the Corporation  in
any   other   capacity  as  an  officer,   agent,
employee, or otherwise, and receive compensation therefor.

     2.17   INDEMNIFICATION  OF   DIRECTORS   AND
OFFICERS
     The  Board of Directors shall authorize  the
Corporation  to pay or reimburse any  present  or
former Director or officer of the Corporation any
costs   or   expenses  actually  and  necessarily
incurred by that officer in any action, suit,  or
proceeding to which the officer is made  a  party
by  reason  of  holding that position,  provided,
however,  that  no  officer  shall  receive  such
indemnification if finally adjudicated therein to
be liable for negligence or misconduct in office.
This  indemnification shall extend to  good-faith
expenditures   incurred   in   anticipation    of
threatened or proposed litigation. The  Board  of
Directors   may  in  proper  cases,  extend   the
indemnification   to   cover    the    good-faith
settlement   of   any  such  action,   suit,   or
proceeding, whether formally instituted or not.

     2.18   INSURING  DIRECTORS,  OFFICERS,   AND
EMPLOYEES
     The  Corporation may purchase  and  maintain
insurance  on  behalf of any  Director,  officer,
employee,  or  agent  of the Corporation,  or  on
behalf  of  any person serving at the request  of
the Corporation as a Director, officer, employee,
or  agent  of  another corporation,  partnership,
joint   venture,  trust,  or  other   enterprise,
against  any  liability  asserted  against   that
person  and incurred by that person in  any  such
corporation,  whether or not the Corporation  has
the   power  to  indemnify  that  person  against
liability for any of those acts.

     ARTICLE THREEBSHAREHOLDERS' MEETINGS

     3.01 ACTION WITHOUT MEETING
     Any action that may be taken at a meeting of
the  Shareholders  under  any  provision  of  the
Nevada  Business  Corporation Act  may  be  taken
without  a meeting if authorized by a consent  or
waiver   filed   with  the   Secretary   of   the
Corporation and signed by all persons  who  would
be   entitled  to  vote  on  that  action  at   a
Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

     3.02 TELEPHONE MEETINGS

     Subject to the notice provisions required by
these Bylaws and by the Business Corporation Act,
Shareholders  may  participate  in  and  hold   a
meeting  by  means of conference call or  similar
communication  by which all persons participating
can  hear  each other. Participation  in  such  a
meeting  shall constitute presence in  person  at
such   meeting,  except  participation  for   the
express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.03 PLACE OF MEETINGS
     Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Nevada as may be designated by the Board of Directors or the Shareholders.

     3.04 NOTICE OF MEETINGS
     The President, the Secretary, or the officer or persons calling a Shareholders' Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice.
Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

     3.05 VOTING LIST
    At  least  ten (10), but not more than  sixty
(60), days before each Shareholders' meeting, the
officer   or   agent   having   charge   of   the
Corporation's share transfer books shall  make  a
complete  list  of the Shareholders  entitled  to
vote  at that meeting or any adjournment thereof,
arranged in alphabetical order, with the  address
and  the number of shares held by each. The  list
shall be kept on file at the Registered Office of
the  Corporation for at least ten (10) days prior
to   the   meeting,  and  shall  be  subject   to
inspection   by   any   Director,   officer,   or
Shareholder  at  any time during  usual  business
hours.  The list shall also be produced and  kept
open  at  the  time and place of the meeting  and
shall  be subject, during the whole time  of  the
meeting,  to  the inspection of any  Shareholder.
The  original share transfer books shall be prima
facie evidence as to the Shareholders entitled to
examine such list or transfer books or to vote at
any meeting of Shareholders. However, failure  to
prepare  and  to make the list available  in  the
manner  provided  above  shall  not  affect   the
validity of any action taken at the meeting.

    3.06 VOTES PER SHARE
    Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation.
A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

    3.07 CUMULATIVE VOTING
    Subject  to  any  limitation  stated  in  the
Articles   of  Incorporation,  every  Shareholder
entitled to vote at any election of Directors may
cumulate   votes.   For   this   purpose,    each
Shareholder shall have a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the Shareholder's shares are entitled. The Shareholder may cast all these votes for one candidate or may distribute the votes among any number of candidates. The candidates receiving the highest number of votes are elected, up to the number of vacancies to be filled. No Shareholder may cumulate votes unless that Shareholder gives written notice of his or her intention to do so to the Secretary of the Corporation on or before the day preceding the election at which the votes will be cumulated. If any Shareholder gives written notice as provided above, all Shareholders may cumulate their votes.

    3.08PROXIES
    A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact.
Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

    3.09QUORUM
    3.09(a)  QUORUM OF SHAREHOLDERS
    As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

    3.09(b)   ADJOURNMENT FOR  LACK  OR  LOSS  OF
QUORUM
    No business may be transacted in the absence of a quorum, or upon the withdrawal of enough
Shareholders to leave less than a quorum; other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

    3.10VOTING BY VOICE OR BALLOT
    Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

    3.11CONDUCT OF MEETINGS
    Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

    3.12ANNUAL MEETINGS
    The  time,  place,  and date  of  the  annual
meeting  of  the Shareholders of the Corporation,
for the purpose of electing Directors and for the
transaction  of any other business  as  may  come
before  the  meeting, shall be set from  time  to
time   by  a  majority  vote  of  the  Board   of
Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

    3.13FAILURE TO HOLD ANNUAL MEETING
    If,  within  any 13-month period,  an  annual
Shareholders'   Meeting   is   not   held,    any
Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

    3.14 SPECIAL MEETINGS
    A special Shareholders' meeting may be called
at  any time by. (a) the President; (b) the Board
of  Directors;  or  (c) one or more  Shareholders
holding in the aggregate one-tenth or more of all
the  shares entitled to vote at the meeting. Such
meeting may be called for any purpose. The  party
calling  the  meeting may do so only  by  written
request  sent by registered mail or delivered  in
person to the President or Secretary. The officer
receiving  the written request shall  within  ten
(10)  days  from  the date of its  receipt  cause
notice  of  the  meeting to be sent  to  all  the
Shareholders entitled to vote at such a  meeting.
If  the  officer  does not  give  notice  of  the
meeting  within ten (10) days after the  date  of
receipt  of  the written request, the  person  or
persons  calling the meeting may fix the time  of
the meeting and give the notice. The notice shall
be sent pursuant to Section 3.04 of these Bylaws.
The  notice  of  a special Shareholders'  meeting
must state the purpose or purposes of the meeting
and,  absent consent of every Shareholder to  the
specific  action  taken,  shall  be  limited   to
purposes   plainly   stated   in   the    notice,
notwithstanding other provisions herein.

    ARTICLE FOURBOFFICERS

    4.01TITLE AND APPOINTMENT
    The officers of the Corporation shall be a President and a Secretary, as required by law.
The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. One person may hold any two or more offices, including President and Secretary. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

    4.01(a)  CHAIRMAN OF THE BOARD
    The  Chairman,  if  there shall  be  such  an
officer,  shall,  if  present,  preside  at   the
meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

    4.01(b)  PRESIDENT
    Subject  to such supervisory powers, if  any,
as may be given to the Chairman, if there is one,
by the Board of Directors, the President shall be
the  chief  executive officer of the  Corporation
and shall, subject to the control of the Board of
Directors,  have general supervision,  direction,
and  control of the business and officers of  the
Corporation. The President shall have the general
powers and duties of management usually vested in
the  office of President of a corporation;  shall
have  such  other  powers and duties  as  may  be
prescribed  by  the  Board of  Directors  or  the
Bylaws; and shall be ex officio a member  of  all
standing   committees,  including  the  executive
committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

    4.01(c)  VICE PRESIDENT
    Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

    4.01(d)  SECRETARY
    The Secretary shall:
    A.   See  that all notices are duly given  in
accordance  with the provisions of  these  Bylaws
and as required by law. In case of the absence or
disability  of the Secretary. or the  Secretary's
refusal  or neglect to act, notice may  be  given
and  served by an Assistant Secretary or  by  the
Chairman,  the President, any Vice President,  or
by the Board of Directors.
    B.   Keep  the minutes of corporate meetings,
and  the  Corporate Record Book, as  set  out  in
Section 7.01 hereof.
    C.   Maintain, in the Corporate Record  Book,
a  record  of  all share certificates  issued  or
canceled   and  all  shares  of  the  Corporation
canceled or transferred.
    D.    Be   custodian  of  the   Corporation's
records and of any seal, which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
    E. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections
7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

    4.01(e)  TREASURER
    The Treasurer shall:
    F.   Have  charge  and  custody  of,  and  be
responsible for, all funds and securities of  the
Corporation, and deposit all funds in the name of
the  Corporation in those banks, trust companies,
or  other depositories that shall be selected  by
the Board of Directors.
    G.   Receive,  and give receipt  for,  monies
due and payable to the Corporation.
    H.   Disburse  or cause to be  disbursed  the
funds  of  the Corporation as may be directed  by
the  Board  of Directors, taking proper  vouchers
for those disbursements.
    I.   If required by the Board of Directors or
the President, give to the Corporation a bond  to
assure the faithful performance of the duties  of
the Treasurer's office and the restoration to the
Corporation  of  all  corporate  books,   papers,
vouchers,  money, and other property of  whatever
kind in the Treasurer's possession or control, in
case   of  the  Treasurer's  death,  resignation,
retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
    J.    In  general,  perform  all  the  duties
incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

    4.01(f)   ASSISTANT SECRETARY  AND  ASSISTANT
TREASURER
    The    Assistant   Secretary   or   Assistant
Treasurer shall have such powers and perform such
duties    as    the   Secretary   or   Treasurer,
respectively,  or as the Board  of  Directors  or
President  may prescribe. In case of the  absence
of   the   Secretary  or  Treasurer,  the  senior
Assistant   Secretary  or  Assistant   Treasurer,
respectively, may perform all of the functions of the Secretary or Treasurer.

    4.02REMOVAL AND RESIGNATION
    Any  officer may be removed, either  with  or
without  cause,  by  vote of a  majority  of  the
Directors  at any regular or special  meeting  of
the  Board,  or,  except in case  of  an  officer
chosen   by  the  Board  of  Directors,  by   any
committee  or  officer upon whom  that  power  of
removal   may  be  conferred  by  the  Board   of
Directors.   Such   removal  shall   be   without
prejudice to the contract rights, if any, of  the
person  removed. Any officer may  resign  at  any
time  by  giving written notice to the  Board  of
Directors, the President, or the Secretary of the
Corporation. Any resignation shall take effect on
the  date of the receipt of that notice or at any
later   time   specified  therein,  and,   unless
otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

    4.03VACANCIES
    Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

    4.04COMPENSATION
    The  compensation  of the officers  shall  be
fixed   from  time  to  time  by  the  Board   of
Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

    ARTICLE FIVEBAUTHORITY TO EXECUTE INSTRUMENTS

    5.01NO      AUTHORITY     ABSENT     SPECIFIC
AUTHORIZATION
    These  Bylaws  provide certain authority  for
the  execution  of  instruments.  The  Board   of
Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it peculiarly liable for any purpose or in any amount.

    5.02 EXECUTION OF CERTAIN INSTRUMENTS
    Formal    contracts   of   the   Corporation,
promissory   notes,  deeds,   deeds   of   trust,
mortgages,   pledges,  and  other  evidences   of
indebtedness of the Corporation, other  corporate
documents,  and  certificates  of  ownership   of
liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice
President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

    ARTICLE SIX-ISSUANCE AND TRANSFER OF SHARES

    6.01 CLASSES AND SERIES OF SHARES
    The Corporation may issue one or more classes
or  series  of  shares, or  both.  Any  of  these
classes or series may have full, limited,  or  no
voting   rights,   and  may   have   such   other
preferences, rights, privileges, and restrictions
as  are  stated or authorized in the Articles  of
Incorporation. All shares of any one class  shall
have the same voting, conversion, redemption, and
other   rights,   preferences,  privileges,   and
restrictions,  unless the class is  divided  into
series,  If  a class is divided into series,  all
the  shares of any one series shall have the same
voting,   conversion,  redemption,   and   other.
rights,     preferences,     privileges,      and
restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

    6.02CERTIFICATES FOR FULLY PAID SHARES
    Neither  shares nor certificates representing
shares may be issued by the Corporation until the
full   amount  of  the  consideration  has   been
received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

    6.03CONSIDERATION FOR SHARES
    Shares  may  be issued for such consideration
as may be fixed from time to time by the Board of
Directors, but not less than the par value stated
in    the   Articles   of   Incorporation.    The
consideration  paid  for the issuance  of  shares
shall  consist  of  money paid,  labor  done,  or
property    actually   received,   and    neither
promissory  notes  nor  the  promise  of   future
services shall constitute payment nor partial payment for shares of the Corporation.

    6.04REPLACEMENT OF CERTIFICATES
    No  replacement  share certificate  shall  be
issued  until  the  former  certificate  for  the
shares   represented  thereby  shall  have   been
surrendered    and    canceled,    except    that
replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

    6.05SIGNING            CERTIFICATES-FACSIMILE
SIGNATURES
    All share certificates shall be signed by the officer(s) designated by the Board of Directors.
The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.

    6.06TRANSFER AGENTS AND REGISTRARS
    The  Board  of Directors may appoint  one  or
more transfer agents or transfer clerks, and  one
or  more registrars, at such times and places  as
the   requirements   of   the   Corporation   may
necessitate  and  the  Board  of  Directors   may
designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

    6.07CONDITIONS OF TRANSFER
    The party in whose name shares of stock stand
on  the  books of the Corporation shall be deemed
the  owner  thereof as regards  the  Corporation,
provided  that  whenever any transfer  of  shares
shall  be made for collateral security,  and  not
absolutely,  and  prior  written  notice  thereof
shall   be   given  to  the  Secretary   of   the
Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

    6.08REASONABLE   DOUBTS  AS   TO   RIGHT   TO
TRANSFER
    When  a  transfer of shares is requested  and
there is reasonable doubt as to the right of  the
person  seeking the transfer, the Corporation  or
its transfer agent, before recording the transfer
of  the  shares  on  its  books  or  issuing  any
certificate therefor, may require from the person
seeking  the  transfer reasonable proof  of  that
person's right to the transfer. If there  remains
a  reasonable doubt of the right to the transfer,
the  Corporation may refuse a transfer unless the
person  gives  adequate security  or  a  bond  of
indemnity  executed by a corporate surety  or  by
two   individual  sureties  satisfactory  to  the
Corporation    as    to   form,    amount,    and
responsibility  of sureties. The  bond  shall  be
conditioned  to  protect  the  Corporation,   its
officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

    ARTICLE    SEVENBCORPORATE    RECORDS     AND
ADMINISTRATION

    7.01MINUTES OF CORPORATE MEETINGS
    The  Corporation shall keep at the  principal
office,  or  such  other place as  the  Board  of
Directors may order, a book recording the minutes
of   all   meetings   of  its  Shareholders   and
Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

    7.02SHARE REGISTER
    The  Corporation shall keep at the  principal
office, or at the office of the transfer agent, a
share   register  showing  the   names   of   the
Shareholders,  their addresses,  the  number  and
class  of  shares issued to each, the number  and
date  of issuance of each certificate issued  for
such   shares,  and  the  number  and   date   of
cancellation of every certificate surrendered for
cancellation. The above information may  be  kept
on  an  information  storage  device  such  as  a
computer, provided that the device is capable  of
reproducing  the  information in clearly  legible
form.  If the Corporation is taxed under Internal
Revenue  Code Section 1244 or Subchapter  S,  the
Officer   issuing  shares  shall   maintain   the
appropriate requirements regarding issuance.

    7.03CORPORATE SEAL
    The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.

       7.04BOOKS OF ACCOUNT
       The  Corporation shall maintain correct
  and  adequate accounts of its properties and
  business transactions, including accounts of
  its     assets,    liabilities,    receipts,
  disbursements,   gains,   losses,   capital,
  surplus,    and   shares.   The    corporate
  bookkeeping  procedures  shall  conform   to
  accepted   accounting  practices   for   the
  Corporation's   business   or    businesses.
  subject  to  the  foregoing,  The  chart  of
  financial accounts shall be taken from,  and
  designed   to  facilitate  preparation   of,
  current  corporate tax returns. Any surplus,
  including  earned surplus, paid-in  surplus,
  and  surplus  arising from  a  reduction  of
  stated  capital, shall be classed by  source
  and  shown  in  a separate account.  If  the
  Corporation is taxed under Internal  Revenue
  Code  Section  1244  or  Subchapter  S,  the
  officers and agents maintaining the books of
  account   shall  maintain  the   appropriate
  requirements.

       7.05INSPECTION OF CORPORATE RECORDS
       A  Director or Shareholder demanding to
  examine  the Corporation's books or  records
  may  be  required to first sign an affidavit
  that  the  demanding party will not directly
  or  indirectly participate in reselling  the
  information  and  will keep it  confidential
  other   than  in  use  for  proper  purposes
  reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.

       7.06FISCAL YEAR
       The  fiscal  year  of  the  Corporation
  shall  be  as  determined by  the  Board  of
  Directors  and  approved  by  the   Internal
  Revenue   Service.   The   Treasurer   shall
  forthwith  arrange a consultation  with  the
  Corporation's  tax  advisers  to   determine
  whether the Corporation is to have a  fiscal
  year  other than the calendar year.  If  so,
  the  Treasurer  shall file an election  with
  the  Internal Revenue Service  as  early  as
  possible,  and all correspondence  with  the
  IRS,  including  the  application  for   the
  Corporation's     Employer    Identification
  Number, shall reflect such non-calendar year election.

       7.07 WAIVER OF NOTICE
       Any  notice required by law or by these
  Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

       ARTICLE   EIGHT-  ADOPTION  OF  INITIAL
  BYLAWS
       The  Board  of  Directors  adopted  the
  foregoing bylaws on October 6, 1999.

       /S/ John T. Bauska
       Director

       /S/ David R. Mortenson
       Director
       Attested to, and certified by:  /S/
  David R. Mortenson, Secretary






              ARTHUR J. FROST, LTD.
              Arthur J. Frost, Esq.
            7549 W. Heatherbrae Drive
             Phoenix, Arizona 85033
                 (623) 849-2050
            (623) 873-1799 Facsimile
                        5
       February 22, 2000

       Xunantunich Inc.
       21112 123rd Avenue
       Maple Ridge, BC V2X 4B4
       Canada

            Re: Xunatunich Inc. Registration
  Statement on Form SB2

       Ladies and Gentlemen:

            We have acted as counsel for
  Xunantunich Inc., a Nevada corporation (the
  ACompany@), in connection with the
  preparation of the Registration Statement on Form SB2 (the ARegistration Statement@) file with the Securities and Exchange Commission
  (the ACommission@) pursuant to the
  Securities Act of 1933 (the AAct@), relating to the public offering (the@Offering@) or up to one million, five hundred and ten thousand (1,510,000) shares (the AShares@) of; the Company=s common stock, $0.001 par value (the ACommon Stock@) to be sold by the selling shareholders and by the issuer through the means of a self-underwriting.
  This opinion is being furnished pursuant to
  Item 601(b)(5) of Regulation K under the
  Act.

            In rendering the opinions set
  forth below, we have reviewed (a) the
  Registration Statement and exhibits thereto;
  (b) the Company=s Articles of Incorporation;
  (c) the Company=s Bylaws; (d) certain
  records of the Company=s corporate
  proceedings as reflected in its minute
  books; and (e) such statutes, records and other documents as we have deemed relevant.
  In our examination, we have assumed the
  genuineness of all signatures, the
  authenticity of all documents submitted to us as originals and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

          Based on the foregoing, we are of the
opinion that those shares of the selling shareholders are validly issued, fully paid and non-assessable.

          We are also of the opinion that if and
when the Registration Statement should become effective, all shares sold to the public through the use of the Registration Statement and the Prospectus contained therein, will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this
opinion as an Exhibit to the Registration
Statement and to all references to this Firm under the caption AInterests of Named Experts and Counsel@ in the Registration Statement.

          Very Truly Yours,
          Arthur J. Frost Ltd.

          S/S Arthur J. Frost
          Arthur J. Frost







EXHIBIT 23.1





         CONSENT OF INDEPENDENT AUDITORS










            Janet Loss, C.P.A., P.C.
           Certified Public Accountant
             1777 S. Harrison Street
                   Suite 2100
                Denver, CO 80210


     The Board of Directors
     XUNANTUNICH, INC.
     21112 123rd Avenue
     Maple Ridge, BC V2X 4B4
      Canada

     Dear Sirs:

     This letter will authorize you to include the Audit of your company dated , 2000 and the Audit Report dated February 29, 2000 in the
Registration Statement currently under review with the Securities and Exchange Commission.


     Yours Truly,

     /S/   Janet Loss, C.P.A., P.C.
     Janet Loss, C.P.A., P.C.

     February 29, 2000